                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement        [ ]    Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THOUSAND TRAILS, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:  N/A

      (2) Aggregate number of securities to which transaction applies:  N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

      (4) Proposed maximum aggregate value of transaction:  N/A

      (5) Total fee paid:  N/A

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

      (1) Amount Previously Paid:  N/A

      (2) Form, Schedule or Registration Statement No.:  N/A

      (3) Filing party:  N/A

      (4) Date filed:  N/A

                              THOUSAND TRAILS, INC.
                           2711 LBJ FREEWAY, SUITE 200
                               DALLAS, TEXAS 75234


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1999


To the Stockholders of Thousand Trails, Inc.:

         You are invited to attend the Annual Meeting of the Stockholders of Thousand Trails, Inc., a Delaware corporation ("Thousand Trails"), which will be held at Thousand Trails' offices at 2711 LBJ Freeway, Suite 200, Dallas, Texas, at 10:00 a.m., on Thursday, November 18, 1999, for the following purposes:

(1) To elect the directors of Thousand Trails, who will serve until the election and qualification of their successors.

(2) To approve Thousand Trails' 1999 Stock Option and Restricted Stock Purchase Plan.

(3) To consider and act upon the ratification of Arthur Andersen LLP as Thousand Trails' independent certified public accountants for the fiscal year ending June 30, 2000.

(4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         All of these proposals are more fully described in the Proxy Statement, which follows. Only holders of shares of Thousand Trails common stock at the close of business on October 1, 1999 are entitled to notice of, and to vote at, this annual meeting and any and all adjournments thereof.

                               By Order of the Board of Directors

                               /s/ WALTER B. JACCARD

                               WALTER B. JACCARD
                               Corporate Secretary

Dallas, Texas
October 8, 1999

         Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you may revoke your proxy and vote your shares in person.

                              THOUSAND TRAILS, INC.

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1999

                                  INTRODUCTION

         The enclosed proxy is solicited by the Board of Directors of Thousand Trails, Inc., a Delaware corporation ("Thousand Trails"), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, November 18, 1999, or any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at Thousand Trails' principal executive offices at 2711 LBJ Freeway, Suite 200, Dallas, Texas. The telephone number of Thousand Trails' principal executive offices is (972) 243-2228. Thousand Trails mailed the accompanying Notice of Annual Meeting, this proxy statement and the accompanying proxy on or about October 8, 1999.

PURPOSES OF THE ANNUAL MEETING

         At the Annual Meeting, holders of Thousand Trails' common stock (the "Stockholders") will be asked to elect six directors, who will hold office until the Annual Meeting of Stockholders in 2000 and, in each case, until his successor is elected and qualified. The Stockholders will also be asked to approve Thousand Trails' 1999 Stock Option and Restricted Stock Purchase Plan, to ratify the appointment of Arthur Andersen LLP as Thousand Trails' independent certified public accountants for the fiscal year ending June 30, 2000, and to transact such other business as may properly come before the meeting or any adjournment thereof.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The Board of Directors recommends that you vote to:

(1) Elect as directors the nominees named in this proxy statement and the accompanying proxy.

(2) Approve Thousand Trails' 1999 Stock Option and Restricted Stock Purchase Plan described in this proxy statement.

(3) Ratify Arthur Andersen LLP as Thousand Trails' independent certified public accountants.


                             RECORD DATE AND VOTING

         The Board of Directors established the close of business on October 1, 1999, as the record date for the determination of Stockholders entitled to notice of the Annual Meeting and to vote thereat and at any adjournment thereof. On that date, Thousand Trails had issued and outstanding 7,972,228 shares of common stock, par value $.01 per share (the "Common Stock"). Thousand Trails did not have any other shares of capital stock outstanding.

         Each Stockholder will be entitled to one vote per share of Common Stock in connection with the election of each of the six directors, the approval of Thousand Trails' 1999 Stock Option and Restricted Stock Purchase Plan, the ratification of the independent certified public accountants, and each other matter that may be properly brought before the Annual Meeting. The Stockholders do not possess cumulative voting rights.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding will constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Assuming that a quorum is present or represented at the meeting, the election of each of the six directors, the approval of Thousand Trails' 1999 Stock Option and Restricted Stock Purchase Plan, and the ratification of Arthur Andersen LLP as Thousand Trails' independent certified public accountants, require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting. With respect to the election of directors, votes may be cast for a nominee or withheld. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in such nominee(s) receiving fewer votes. However, the number of votes otherwise received by such nominee(s) will not be reduced by such action. Under the rules of the American Stock Exchange, if a broker forwards the proxy statement and the accompanying material to its customers before the Annual Meeting, the broker may vote the customers' shares on each of the proposals if the broker does not receive voting instructions from the customers prior to the Annual Meeting. With respect to all of the proposals, abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as withholding authority with respect to the election of directors or voting against the proposal. Proxies will be received and tabulated by American Stock Transfer & Trust Company, Thousand Trails' transfer agent.

         Proxyholders will vote the shares of Common Stock represented by valid proxies at the meeting in accordance with the directions given. If a Stockholder signs and returns a proxy card without giving any directions, the proxyholders will vote the shares for the election of the six nominees for director listed herein and on the proxy, for approval of Thousand Trails' 1999 Stock Option and Restricted Stock Purchase Plan, and for the ratification of Arthur Andersen LLP as Thousand Trails' independent certified public accountants. The Board of Directors does not intend to present, and has no information that others will present, any other business at the Annual Meeting. However, in their discretion, the proxyholders are authorized to (a) vote upon such other matters presented at the meeting that the Board of Directors did not know would be presented a reasonable time before this solicitation, (b) vote to approve the minutes of the last annual meeting of Stockholders (which approval will not amount to ratification of the action taken at that meeting), (c) vote for the election of such substitute nominees for director as the Board of Directors may propose if any nominee listed herein is unavailable to stand for election as a result of unforeseen circumstances, and (d) vote upon matters incident to the conduct of the meeting.

         A Stockholder giving a proxy has the right to revoke it at any time before it is voted. The proxy may be revoked by written notice to the Secretary received at Thousand Trails' offices at 2711 LBJ Freeway, Suite 200, Dallas, Texas 75234, before November 18, 1999, or by written notice delivered in person at the Annual Meeting to the Secretary prior to the commencement of the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

         In addition to mailing this material to Stockholders, Thousand Trails has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock and request authority to execute the proxies. Thousand Trails will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. The directors, officers, and other employees of Thousand Trails may, without being additionally compensated, solicit proxies by mail, telephone, e-mail, facsimile, or personal contact. All proxy soliciting expenses will be paid by Thousand Trails in connection with the solicitation of votes for the Annual Meeting.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding beneficial ownership of Common Stock by each person known to Thousand Trails to have owned more than 5% of the outstanding shares of Common Stock on October 1, 1999. The following is based solely on statements filed with the Securities and Exchange Commission (the "SEC") or other information that Thousand Trails believes to be reliable. Each of the named Stockholders has sole voting and investment power with respect to the shares shown, except as noted below.

                                                                     NUMBER OF SHARES           PERCENTAGE OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIALLY OWNED       OUTSTANDING SHARES
             ------------------------------------                   ------------------       ------------------

Andrew M. Boas.................................................          4,337,686(1)              54.2%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York  10022

Carl Marks Management Co., LP..................................          3,977,344(1)              49.7%(1)
135 East 57th  Street
New York, New York  10022

Carl Marks Strategic Investments, LP...........................          2,836,863(1)              35.5%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York  10022

Carl Marks Strategic Investments II, LP........................          1,140,481(1)              14.3%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York  10022

IAT Reinsurance Syndicate, Ltd.................................          1,000,000(2)              12.5%(2)
c/o Peter R. Kellogg
Spear, Leeds & Kellogg
120 Broadway
New York, New York 10271

Peter R. Kellogg...............................................          1,000,000(2)              12.5%(2)
c/o Spear, Leeds & Kellogg
120 Broadway
New York, New York 10271


                                   (continued)

                                                                     NUMBER OF SHARES           PERCENTAGE OF
             NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIALLY OWNED       OUTSTANDING SHARES
             ------------------------------------                   ------------------       ------------------

Robert C. Ruocco...............................................          4,294,329(1)              53.9%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York  10022

William J. Shaw................................................            994,806(3)              11.8%(3)
Thousand Trails, Inc.
2711 LBJ Freeway, Suite 200
Dallas, TX  75234

----------

(1) The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. Carl Marks Strategic Investments, LP ("CM Strategic") owns 2,836,863 shares of Common Stock. Carl Marks Management Co., LP ("CM Management") is the general partner of CM Strategic. CM Management, therefore, beneficially owns all of the shares of Common Stock that CM Strategic beneficially owns. Carl Marks Strategic Investments II, LP ("CM Strategic II") owns 1,140,481 shares of Common Stock. CM Management is the general partner of CM Strategic II and, therefore, beneficially owns all of the shares of Common Stock that CM Strategic II beneficially owns. Messrs. Boas and Ruocco are each a general partner of CM Management. Messrs. Boas and Ruocco, therefore, beneficially own all of the shares of Common Stock that CM Management beneficially owns. In addition, Carl Marks Offshore Management, Inc., an investment management company, exercises investment discretion over an advisory account that owns 316,985 shares of Common Stock. Messrs. Boas and Ruocco are executive officers of such investment management company and therefore beneficially own such shares. In addition, Mr. Boas (i) owns 11,569 shares of Common Stock, (ii) is deemed to own an additional 29,200 shares because he owns options to acquire 5,000 shares at a price of $.79 per share, 5,000 shares at a price of $.80 per share, 10,000 shares at a price of $1.08 per share, 5,000 shares at a price of $3.71 per share, and 4,200 shares at a price of $4.25 per share, and (iii) beneficially owns 2,588 shares because he is a co-trustee of a trust that owns these shares. CM Strategic, CM Strategic II, CM Management, and Messrs. Boas and Ruocco disclaim the existence of a group. The reported voting and investment power over these shares is as follows: (i) CM Strategic - sole voting and investment power over 2,836,863 shares, (ii) CM Strategic II - sole voting and investment power over 1,140,481 shares, (iii) CM Management - sole voting and investment power over 3,977,344 shares, (iv) Mr. Boas - sole voting and investment power over 43,357 shares and shared voting and investment power over 4,294,329 shares, and (v) Mr. Ruocco - shared voting and investment power over 4,294,329 shares.

                                   (continued)

   The following table shows the beneficial ownership of the shares of Common Stock described in this footnote:

                                                   CM           CM              CM
                                                STRATEGIC   STRATEGIC II     MANAGEMENT      MR. BOAS    MR. RUOCCO
                                                ---------   ------------     ----------      --------    ----------

Shares owned by CM Strategic............        2,836,863                     2,836,863     2,836,863     2,836,863

Shares owned by CM Strategic II.........                      1,140,481       1,140,481     1,140,481     1,140,481

Shares over which an investment
  management company affiliated with
  Messrs. Boas and Ruocco possesses
  investment discretion.................                                                      316,985       316,985

Shares owned by Mr. Boas................                                                       11,569

Options owned by Mr. Boas...............                                                       29,200

Shares held in trust over which Mr. Boas
 is a Co-Trustee........................                                                        2,588
                                                ---------     ---------       ---------     ---------     ---------

             Total......................        2,836,863     1,140,481       3,977,344     4,337,686     4,294,329
                                                =========     =========       =========     =========     =========

Percentage of outstanding shares........          35.5%         14.3%           49.7%         54.2%         53.9%

----------

(2) The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. IAT Reinsurance Syndicate, Ltd. owns 1,000,000 shares of Common Stock. Peter Kellogg is the sole holder of the voting shares of IAT Reinsurance Syndicate, Ltd. and, therefore, beneficially owns all of the shares of Common Stock that IAT Reinsurance Syndicate, Ltd. beneficially owns.

(3) The shares of Common Stock owned by Mr. Shaw include (i) vested stock options for 419,568 shares at a price of $0.69 per share and 4,200 shares at a price of $4.25 per share, and (ii) 541,038 shares held by the William
     J. Shaw Family Partnership, LP ("FLP"), a limited partnership. Mr. Shaw controls the sole general partner of FLP, and trusts for the benefit of Mr. Shaw and his children and grandchildren are the limited partners. Mr. Shaw disclaims beneficial ownership of the shares held by FLP except to the extent of his partnership interests therein.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides a summary of the beneficial ownership of Common Stock by (i) directors, (ii) the Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein and (iv) the directors and executive officers as a group. Thousand Trails obtained this information from its directors and executive officers. Unless otherwise indicated, these individuals possess sole voting and investment power with respect to the shares that they beneficially own.

                                                    NUMBER OF SHARES            PERCENTAGE OF
NAME                                               BENEFICIALLY OWNED         OUTSTANDING SHARES
----                                               ------------------         ------------------

Andrew M. Boas.............................           4,337,686 (1,2)                 54.2%

William F. Dawson..........................              40,000 (2)                     *

R. Gerald Gelinas..........................              74,740 (2,3)                   *

Walter B. Jaccard..........................              60,000 (2)                     *

William P. Kovacs..........................              79,200 (2)                     *

Donald R. Leopold..........................              19,200 (2)                     *

H. Sean Mathis.............................              49,200 (2)                     *

Douglas K. Nelson..........................              29,200 (2)                     *

Bryan D. Reed..............................               2,500 (2)                     *

William J. Shaw............................             994,806 (2,4)                 11.8%

All directors and executive officers as a
   group (10 individuals)..................           5,686,532 (2)                   65.8%

----------

(1) See footnote number 1 to the preceding table for a description of Mr. Boas' beneficial ownership of Common Stock.

(2) The shares of Common Stock beneficially owned by the following individuals include vested stock options for the number of shares following their name:
     Mr. Boas, 29,200; Mr. Dawson, 40,000; Mr. Gelinas, 30,000; Mr. Jaccard, 60,000; Mr. Kovacs, 29,200; Mr. Leopold, 19,200; Mr. Mathis, 9,200, Mr.
     Nelson, 29,200; Mr. Reed, 2,500, Mr. Shaw, 423,768; and all directors and executive officers as a group, 672,268.

(3)  Includes 2,400 shares held by Mr. Gelinas' spouse.

(4) See footnote number 3 to the preceding table for a description of Mr. Shaw's beneficial ownership of Common Stock.

* Less than 1%.

                                   PROPOSAL I

                            THE ELECTION OF DIRECTORS

         The Board of Directors of Thousand Trails presently consists of six directors. The Board of Directors has nominated the six persons named below for election as a director to serve until the Annual Meeting of Stockholders in 2000 and, in each case, until his successor is elected and qualified. Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve as a result of unforeseen circumstances, the proxyholders will vote for the election of such substitute nominee as the Board of Directors may propose.

         The following table sets forth information regarding each nominee for election as a director. Each of the nominees is a current director of Thousand Trails. Except as otherwise indicated, each director has been engaged in the principal occupation described below for at least five years.

                                       OFFICES AND POSITIONS        DIRECTOR          BOARD COMMITTEE
      NAME                  AGE         WITH THOUSAND TRAILS         SINCE              MEMBERSHIPS
--------------------------  ---        ---------------------        --------          ---------------

Andrew M. Boas               44                 None                December       Audit, Marketing, and
                                                                      1991               Nominating

William P. Kovacs            53                 None                December      Audit, Compensation, and
                                                                      1991                 Special

Donald R. Leopold            50                 None                December          Compensation and
                                                                      1995                Marketing

H. Sean Mathis               52                 None                December         Audit, Compensation,
                                                                      1991         Nominating, and Special

Douglas K. Nelson            56                 None                December        Marketing, Nominating,
                                                                      1991               and Special

William J. Shaw              56        Chairman of the Board,          May                   None
                                        President, and Chief          1995
                                         Executive Officer

         Andrew M. Boas is a general partner of CM Management, a registered investment advisor that is the general partner of investment partnerships specializing in investments in troubled companies. Since May 1994, he has also been President of Carl Marks Offshore Management, Inc. Mr. Boas also has been
(i) a Managing Director of Carl Marks & Co., Inc., formerly a broker-dealer firm, since December 1977, (ii) a director of CMCO Inc., an investment banking firm, since March 1988, (iii) a director of Sport and Health, LLC, an operator of fitness centers, since October 1994, and (iv) a director of Seneca Foods, Inc., a processor of vegetables, since September 1998. Mr. Boas also served as a director of Herman's Sporting Goods, Inc., from March 1993 to March 1996; and a director of Pratt & Lambert United, Inc., a manufacturer of consumer and industrial coatings, from August 1994 to January 1996.

         William P. Kovacs is Director, Secretary, Vice President, Senior Counsel, and Chief Compliance Officer of Conseco Capital Management, Inc., an investment management subsidiary of Conseco, Inc. He also holds similar positions with other Conseco subsidiaries. From January 1998 to December 1998, Mr. Kovacs was of counsel with the law firm of Shefsky & Froelich Ltd. From January 1997 to December 1997, Mr. Kovacs was of counsel with the law firm of Rudnick & Wolf LLP. From March 1996 to December 1998, Mr. Kovacs was President of MDRC, Inc., a dispute resolution and consulting firm. Previously Mr. Kovacs was a Vice President and Assistant Secretary of Kemper Financial Services, Inc., the investment management subsidiary of Kemper Corp.

         Donald R. Leopold is a senior partner of Sherbrooke Associates, Inc., a marketing, strategic planning, and organization development consulting firm. From May 1994 to September 1995, Sherbrooke Associates, Inc. performed consulting services for Thousand Trails with respect to its sales and marketing operations, and Mr. Leopold was primarily responsible for such work.

         H. Sean Mathis is a Managing Director of Des Voeux Financial, a private financial advisory firm. Since January 1996, Mr. Mathis has also been Chairman of the Board and Chief Executive Officer of Allis Chalmers, Inc., an industrial manufacturer, whose main asset is a net operating loss carryforward. He was Vice President of such company from 1989 until January 1996. Mr. Mathis is also a director of Arch Communications Group, Inc., a wireless communications company. From July 1996 to September 1997, Mr. Mathis was Chairman of the Board of Universal Gym Equipment Inc., a manufacturer of exercise equipment, which filed for protection under the Bankruptcy Code in July 1997. From 1993 to 1995, Mr. Mathis was President and a director of RCL Capital Corporation, which was merged into DISC Graphics, a graphics firm, in November 1995.

         Douglas K. Nelson is President of Strategic Directions, a management consulting firm which focuses on businesses in the areas of leisure, sports, and entertainment. From February 1970 through March 1976, Mr. Nelson was an associate with McKinsey and Co., Inc., a management consulting firm.

         William J. Shaw joined Thousand Trails in May 1995 as Chairman of the Board, President, and Chief Executive Officer. Since July 1995, Mr. Shaw has also been Chairman of the Board, President, and Chief Executive Officer of Thousand Trails' two principal operating subsidiaries, Thousand Trails, Inc. ("Trails") (until it was merged into Thousand Trails in July 1996) and National American Corporation ("NACO"). From July 1998 to September 1999, Mr. Shaw also served as acting Chief Financial Officer of Thousand Trails. Mr. Shaw has also been a director of Anchor Glass Container Corporation, a producer of glass containers, since May 1998. From February 1989 to October 1993, Mr. Shaw was a director and the President and Chief Executive Officer of Ameriscribe Management Services, Inc., a national provider of reprographic and related facilities management services. Ameriscribe Management Services, Inc. was sold to Pitney Bowes in November 1993. From 1983 to January 1989, Mr. Shaw was the President and Chief Executive Officer of Grandy's, a Dallas based chain of fast service restaurants.

                               BOARD OF DIRECTORS

         MEETINGS. During the fiscal year ended June 30, 1999, the Board of Directors held one regularly scheduled meeting and six special meetings. Each director attended at least 75% or more of all meetings of: (i) the Board of Directors held during the periods for which he was a director, and (ii) the committees to which he was assigned during the periods that he served.

         AUDIT COMMITTEE. The Board of Directors has an Audit Committee (the "Audit Committee"), presently composed of Messrs. Boas, Kovacs, and Mathis. The Audit Committee's function is to meet with management and the independent auditors to review and evaluate Thousand Trails' audited financial statements and internal accounting controls and to monitor Thousand Trails' compliance with laws, regulations, and corporate policy. During the fiscal year ended June 30, 1999, the Audit Committee held two meetings.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Board of Directors has a Compensation Committee (the "Compensation Committee"), presently composed of Messrs. Kovacs, Leopold, and Mathis. The Compensation Committee recommends to the Board of Directors (i) the base salaries and bonuses of the officers of Thousand Trails and (ii) the awards that Thousand Trails should make under its stock plans. During the fiscal year ended June 30, 1999, the Compensation Committee held one meeting.

         MARKETING COMMITTEE. The Board of Directors has a Marketing Committee (the "Marketing Committee"), presently composed of Messrs. Boas, Leopold, and Nelson. The Marketing Committee reviews sales and marketing programs, direction, and other issues with senior management. During the fiscal year ended June 30, 1999, the Marketing Committee held two meetings.

         NOMINATING COMMITTEE. The Board of Directors has a Nominating Committee (the "Nominating Committee"), presently composed of Messrs. Boas, Mathis, and Nelson. The Nominating Committee recommends to the Board of Directors the individuals to be nominated for director at the Annual Meeting of Stockholders. The Nominating Committee will consider nominees for director recommended by any Stockholder. To make such a recommendation with respect to directors to be elected at the 2000 annual meeting, a Stockholder should contact Thousand Trails at its principal executive offices on or before the deadline for submitting Stockholder proposals set forth on page 32 of this Proxy Statement. During the fiscal year ended June 30, 1999, the Nominating Committee held one meeting.

         SPECIAL COMMITTEE. The Board of Directors has a Special Committee (the "Special Committee") of independent directors, presently composed of Messrs. Kovacs, Mathis, and Nelson. The Special Committee is authorized to review and make recommendations to the full Board of Directors regarding certain financing alternatives and other transactions involving the capital structure of Thousand Trails. During the fiscal year ended June 30, 1999, the Special Committee did not meet.

         COMPENSATION OF DIRECTORS. Non-employee directors are compensated for their services on the Board of Directors and any committees on which they serve. Each non-employee director receives a retainer of $24,000 per year and $500 for each day that he attends a meeting of the Board of Directors or committee thereof. Thousand Trails also reimburses such directors for their travel and lodging expenses when attending meetings. The following table summarizes amounts paid to each non-employee director during the fiscal year ended June 30, 1999, excluding reimbursements of travel and lodging expenses. Mr. Shaw did not receive additional compensation for serving as a director.

                                                                     AMOUNT PAID FOR             STOCK OPTIONS
                NAME                         ANNUAL RETAINER             MEETINGS                   GRANTED
-----------------------------------------    ---------------         ---------------             -------------

   Andrew M. Boas                                $24,000                   $2,000                     4,200

   William P. Kovacs                              24,000                    1,500                     4,200

   Donald R. Leopold                              24,000                    2,000                     4,200

   H. Sean Mathis                                 24,000                    2,000                     4,200

   Douglas K. Nelson                              24,000                    2,000                     4,200

                               EXECUTIVE OFFICERS

         The following table sets forth information regarding the current executive officers of Thousand Trails, who each serve at the pleasure of the Board of Directors.

                          NAME                       AGE                        OFFICES
                  -------------------                ---        ---------------------------------------

                    William J. Shaw                   56        Chairman of the Board, President, and
                                                                   Chief Executive Officer

                   R. Gerald Gelinas                  53        Vice President of Sales and Marketing

                   Walter B. Jaccard                  46        Vice President, General Counsel,
                                                                    and Secretary

                     Bryan D. Reed                    42        Vice President and Chief Financial and
                                                                   Accounting Officer

         William J. Shaw's business experience is described above.

         R. Gerald Gelinas joined Thousand Trails in September 1995 as Vice President of Sales and Marketing. From January 1988 through June 1995, Mr. Gelinas served as Senior Vice President, Marketing, for Club Corporation of America ("CCA"), an owner and manager of country clubs and golf courses. While with CCA, Mr. Gelinas also served as Chairman for two CCA subsidiaries, Associate Clubs International ("ACI") and Associate Club Publications ("ACPI"), from January 1992 through June 1995. ACI operates a fee-based network, which provides members with various services including access to other CCA and non-CCA clubs, hotels, and resorts. ACPI produces and distributes a bi-monthly magazine to CCA members. From May 1984 through September 1988, Mr. Gelinas served as Senior Vice President, Marketing, for Ramada, Inc., which owns and manages hotel facilities.

         Walter B. Jaccard has been Vice President, General Counsel, and Secretary of Thousand Trails since December 1992. Mr. Jaccard had previously been Vice President and General Counsel of Trails since January 1987 and Secretary since January 1988. He served as Associate General Counsel of Trails from 1983 to 1986. Mr. Jaccard has also been Vice President and Assistant Secretary of NACO since August 1989, and a director of NACO since February 1992. He also served as a director of Trails from February 1992 until its merger into Thousand Trails.

         Bryan D. Reed has been Vice President and Chief Financial Officer of Thousand Trails since September 1999 and Chief Accounting Officer since August 1998. Mr. Reed served as Controller from June 1995 to July 1998, and as Assistant Controller from July 1994 to May 1995. From June 1992 to June 1994, Mr. Reed served as Controller of Ben Hogan Company, a manufacturer of golf equipment, and he served as an accounting manager from July 1998 to May 1992. Mr. Reed is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation received from Thousand Trails and its subsidiaries for the three fiscal years ended June 30, 1999 by Thousand Trails' Chief Executive Officer, the three other executive officers who were serving as executive officers at the end of fiscal 1999, and the most highly compensated officer of a subsidiary of Thousand Trails, who is not considered an executive officer for reporting purposes ("collectively, the "Named Executive Officers").

                                                                                 LONG-TERM
                                           ANNUAL COMPENSATION                 COMPENSATION
                                   -------------------------------------     -----------------
                                                          OTHER ANNUAL            SECURITIES             ALL OTHER
  NAME AND PRINCIPAL                SALARY     BONUS      COMPENSATION            UNDERLYING           COMPENSATION
       POSITION            YEAR      ($)        ($)            ($)              OPTIONS (#)(1)            ($)(2)
----------------------   -------   -------    -------    ---------------     -----------------        --------------

William F. Dawson,         1999    169,750     10,000         -0-                     2,500               2,877
CEO of Resort Parks        1998    169,750     30,000         -0-                        -0-              3,339
International, Inc.        1997    169,750     15,000         -0-                     5,000               3,806
("RPI")


R. Gerald Gelinas,         1999    136,500     15,000         -0-                     2,500               2,936
Vice President of          1998    133,500     30,000         -0-                        -0-              1,654
Sales and Marketing        1997    130,000     30,000         -0-                    30,000               1,174


Walter B. Jaccard,         1999    147,000     20,000         -0-                     2,500               2,830
Vice President,            1998    143,500     25,000         -0-                        -0-              2,690
General Counsel, and       1997    140,000     10,000         -0-                    30,000               2,796
Secretary


Bryan D. Reed,             1999     98,000     20,000         -0-                     2,500               1,878
Vice President and         1998     90,000     10,000         -0-                        -0-              1,621
Chief Financial and        1997     82,000      5,000         -0-                     2,500               1,388
Accounting  Officer


William J. Shaw,           1999    262,500    127,379         -0-                     4,200               2,908
President and Chief        1998    256,250    178,425         -0-                        -0-              1,374
Executive Officer          1997    250,000         -0-        -0-                   664,495             321,143(3)

--------------

(1) Awards are grants of stock options pursuant to Thousand Trails' 1991 Employee Plan, 1993 Employee Plan, and a Stock Option Agreement, dated as of August 1, 1996, between Thousand Trails and Mr. Shaw.

(2) Amounts include matching contributions by Thousand Trails under its 401(k) Plan and Non-Qualified Plan for fiscal 1999, 1998, and 1997, as follows:
     Mr. Dawson, $2,877, $3,339, and $3,806; Mr. Gelinas, $2,936, $1,654, and
     $1,174, Mr. Jaccard, $2,830, $2,690, and $2,796; Mr. Reed, $1,878, $1,621,
     and $1,388, and Mr. Shaw, $2,908, $1,374, and $3,481. The amounts do not include compensation payable to the Named Executive Officers under their employment agreements upon the termination of their employment if their employment has not terminated because no amounts have been paid or accrued therefor. See "Employment Contracts" below.

(3) Amount represents a portion of a one-time bonus of $1,270,589 that was paid to Mr. Shaw under the terms of his employment agreement. Thousand Trails paid $952,927 of this bonus to Mr. Shaw in 1996, and it paid the balance of $317,662 to him in 1997 when his right to the additional payment vested. See "Employment Contracts" below.

EMPLOYMENT CONTRACTS

         In May 1995, Thousand Trails entered into an employment agreement with Mr. Shaw. Under this employment agreement, Mr. Shaw's base salary is not less than $262,500 per year. If Mr. Shaw's employment is terminated, other than for cause, Thousand Trails must pay Mr. Shaw a severance payment equal to one year of his base salary. In December 1998, the Board of Directors amended Mr. Shaw's employment agreement to provide that in the event of a change of control of Thousand Trails (as defined in the agreement), Mr. Shaw will receive a cash bonus equal to his then current base salary multiplied by two.

         Mr. Shaw's employment agreement provided that he would receive a one-time bonus equal to between 4% and 6% of the amount by which the enterprise value of Thousand Trails (including the value of its debt and equity securities) exceeded $75 million at the time he elected to receive the bonus. In 1996, Mr. Shaw exercised his right to receive this bonus, which entitled him to a payment of $1,270,589. Thousand Trails paid $952,927 of this bonus to Mr. Shaw in July 1996, and it paid the balance of $317,662 to him in 1997 when his right to the additional payment vested.

         In September 1992, Thousand Trails entered into an employment agreement with Mr. Dawson. Under this employment agreement, as amended, Mr. Dawson's base salary is not less than $169,750 per year, and he may receive a bonus each year at the discretion of Thousand Trails' Chief Executive Officer. If Mr. Dawson's employment is terminated, other than for cause, Thousand Trails must pay Mr. Dawson a severance payment equal to six months of his base salary.

         In September 1995, Thousand Trails entered into an employment agreement with Mr. Gelinas. Under this employment agreement, Mr. Gelinas' base salary is not less than $136,500 per year, and he may receive a bonus each year at the discretion of Thousand Trails' Chief Executive Officer. If Mr. Gelinas' employment is terminated, other than for cause, Thousand Trails must pay Mr. Gelinas a severance payment equal to one year of his base salary.

         In December 1992, Thousand Trails entered into an employment agreement with Mr. Jaccard. Under this employment agreement, as amended, Mr. Jaccard's base salary is not less than $147,000 per year, and he may receive a bonus each year at the discretion of Thousand Trails' Chief Executive Officer. If Mr. Jaccard's employment is terminated, other than for cause, Thousand Trails must pay Mr. Jaccard a severance payment equal to one year of his base salary.

         In October 1997, Thousand Trails entered into an agreement with Mr. Reed which provides that if his employment is terminated for any reason other than cause within one year following a change of control of Thousand Trails (as defined in the agreement), Thousand Trails must pay him a severance payment equal to six months of his base salary.

STOCK OPTION AGREEMENT

         At their annual meeting in 1996, the Stockholders approved the grant to Mr. Shaw of options to purchase 664,495 shares of Common Stock at $0.69 per share. The options are evidenced by a stock option agreement, dated as of August 1, 1996 (the "Stock Option

Agreement") that was approved by the Special Committee of independent directors. Options to purchase 144,927 shares of Common Stock are intended to be eligible for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the remaining options are non-qualified options for such purposes.

         The options granted to Mr. Shaw are exercisable immediately, in full or in part, for a term of ten years, while Mr. Shaw is in the employ of Thousand Trails and for a 90 day period thereafter, except in the event of the termination of Mr. Shaw's employment due to death or permanent disability, in which case the options are exercisable for one year thereafter, or for "cause," in which case the options will terminate immediately. However, Mr. Shaw is not permitted to exercise the options if, and to the extent that, such exercise would violate the restrictions in Article IX of Thousand Trails' Restated Certificate of Incorporation, which are designed to prevent an "ownership change" for federal tax purposes. In the event options would otherwise expire at a time Mr. Shaw is not permitted to exercise all or a portion of the options because to do so would violate these restrictions, generally the term of the options will be extended with respect to that portion of the options which would violate the restrictions in order to ensure that Mr. Shaw will have at least a 90-day period after the restrictions cease within which to exercise such options. However, solely with respect to that portion of the options intended to be incentive stock options, the restrictions on exercise will not apply during the last 90 days of the ten-year term, and, if unexercised at the end of such ten-year term, such options will expire. Neither the options, nor any interest therein, may be assigned or transferred except by will or the laws of descent and distribution.

         The exercise price is payable in cash, except that with the prior approval of the committees administering the Stock Option Agreement, the exercise price may instead be paid in whole or in part by the delivery to Thousand Trails of a certificate or certificates representing shares of Common Stock, provided that Thousand Trails is not then prohibited by the terms of any contractual obligation or legal restriction from purchasing or acquiring such shares of Common Stock.

         In connection with the options granted under the Stock Option Agreement, Thousand Trails must withhold federal taxes with respect to any ordinary income that Mr. Shaw recognizes in connection with such options. Thousand Trails may also have to withhold state and local taxes with respect thereto. Mr. Shaw must pay such withholding liability to Thousand Trails. With the prior consent of the committees administering the Stock Option Agreement, Mr. Shaw may be allowed to deliver to Thousand Trails shares of Common Stock in the amount of such withholding liability.

STOCK OPTION PLANS

         1991 Employee Plan. Effective December 31, 1991, Thousand Trails adopted the 1991 Employee Stock Incentive Plan (as amended, the "1991 Employee Plan") to enable Thousand Trails and its subsidiaries to attract, retain, and motivate their officers, employees, and directors. Awards under the 1991 Employee Plan may take various forms, including (i) shares of Common Stock, (ii) options to acquire shares of Common Stock ("Options"), (iii) securities convertible into shares of Common Stock, (iv) stock appreciation rights, (v) phantom stock, or (vi) performance units. Options granted under the 1991 Employee Plan may be (i) incentive stock options ("ISOs"), which have certain tax benefits and restrictions, or (ii) non-qualified stock options ("Non-qualified Options"), which do not have any tax benefits and have few restrictions.

         The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 1991 Employee Plan until December 30, 2001. The recipient of an award duly granted on or prior to such date may thereafter exercise or settle it in accordance with its terms, although Thousand Trails may not issue any shares of Common Stock pursuant to any award after December 30, 2011.

         The Board of Directors may amend or terminate the 1991 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, and (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails' securities requires stockholder approval or if Rule 16b-3 requires stockholder approval.

         Thousand Trails reserved 291,780 shares of Common Stock for issuance under the 1991 Employee Plan. To date, options for 186,781 shares are outstanding under the 1991 Employee Plan, and options for 104,999 shares have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options are fully vested, except for 15,000, which will vest at the rate of 33 1/3% per year commencing in May 2000.

      1993 Employee Plan. On December 2, 1993, Thousand Trails adopted the 1993 Stock Option and Restricted Stock Purchase Plan (as amended, the "1993 Employee Plan") in order to enable Thousand Trails and its subsidiaries to attract, retain, and motivate their officers and employees. Awards under the 1993 Employee Plan are restricted to (i) awards of the right to purchase shares of Common Stock ("Stock Awards"), or (ii) awards of Options, which may be either ISOs or Non-qualified Options. The purchase price for any Stock Awards and the exercise price for any Non-qualified Options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any ISOs may not be less than the fair market value of the Common Stock on the date of grant.

         The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 1993 Employee Plan until October 20, 2003. The termination of the 1993 Employee Plan, however, will not alter or impair any rights or obligations under any award previously granted under the plan.

         The Board of Directors may amend or terminate the 1993 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails' securities requires stockholder approval or if Rule 16b-3 requires stockholder approval, and (iii) the Stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

         Thousand Trails reserved 285,919 shares of Common Stock for issuance under the 1993 Employee Plan. To date, options for 179,919 shares are outstanding under the 1993 Employee Plan, and options for 106,000 shares have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options are fully vested, except for 15,000, which will vest at the rate of 33 1/3% per year commencing in May 2000.

         Director Plan. On December 2, 1993, Thousand Trails adopted the 1993 Director Stock Option Plan (as amended, the "Director Plan"), which provides for the grant of Options to non-employee directors. Thousand Trails reserved 50,000 shares of Common Stock for issuance under the Director Plan. To date, options for 40,000 shares are outstanding under the Director Plan, all of which are vested, and options for 10,000 shares have been exercised. The options have a term of 10 years from the date of grant.

         The Director Plan was designed to be a "formula plan," pursuant to which each non-employee director would automatically receive a grant of Non-qualified Options to purchase 5,000 shares of Common Stock on the day immediately after each annual meeting of the Stockholders at which directors are elected, beginning with the annual meeting held in December 1993. If on any such day, the number of shares of Common Stock remaining available for issuance under the Director Plan was insufficient for the grant of the total number of Non-qualified Options to which all participants would otherwise be entitled, each participant would receive Non-qualified Options to purchase a proportionate number of the available number of remaining shares. The exercise price of each Non-qualified Option was required to equal the fair market value of such Option on the date of grant as determined under the Director Plan. Generally, the Director Plan specifies that such fair market value will be the average trading price of the Common Stock during the period beginning 45 days before the date of grant and ending 15 days before the date of grant.

         New Stock Option Plan. On September 28, 1999, the Compensation Committee and Board of Directors adopted the Thousand Trails, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (the "1999 Stock Option Plan") in order to supplement the stock options previously granted to key employees and non-employee directors of Thousand Trails. The Compensation Committee believes that additional stock awards will aid in the retention of these individuals and further align their interests with those of Thousand Trails and its Stockholders. If the 1999 Stock Option Plan is approved by the Stockholders at the Annual Meeting, the Compensation Committee contemplates that additional stock awards will be granted to key employees and non-employee directors in the future; however, at the present time, no decision has been made regarding the awards to be granted to specific individuals. See Proposal to Approve the Thousand Trails, Inc. 1999 Stock Option and Restricted Stock Purchase Plan on page 26.

GRANTS OF STOCK OPTIONS IN FISCAL 1999

         The following table sets forth information on stock option grants during fiscal 1999 to the Named Executive Officers. The options set forth in the table below were granted in May 1999 as part of the recipient's 1999 compensation.

                                              Percentage                                   Potential Realizable Value at
                               Number of       of Total                                    Assumed Annual Rates of Stock
                               Securities       Options                                          Price Appreciation
                               underlying     Granted to      Exercise                            For Option Term(2)
                                Options        Employees        Price                     ---------------------------------
                                Granted        in Fiscal       ($ per       Expiration          5%                10%
Name                             (#)(1)          Year          Share)          Date            ($)               ($)
---------------------------- --------------- -------------- ------------- --------------- ---------------------------------

William F. Dawson                2,500           7.3%          $4.25         5/17/09           $6,682           $16,934

R. Gerald Gelinas                2,500           7.3%          $4.25         5/17/09            6,682            16,934

Walter B. Jaccard                2,500           7.3%          $4.25         5/17/09            6,682            16,934

Bryan D. Reed                    2,500           7.3%          $4.25         5/17/09            6,682            16,934

William J. Shaw                  4,200          12.3%          $4.25         5/17/09           11,226            28,448

-------------

(1) Each of the options reflected in this table was granted to the respective Named Executive Officer pursuant to the 1991 or 1993 Employee Plan. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant. The options have a 10-year term and vest over three years, except for the options granted to Mr. Shaw, which are fully vested.

(2) These assumed rates of appreciation are provided in order to comply with the requirements of the SEC and do not represent Thousand Trails' expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

         The following table sets forth information on the exercise of stock options during fiscal 1999 by each of the Named Executive Officers and the value of unexercised options at June 30, 1999.

                                 Shares                        Number of Securities
                                Acquired                      Underlying Unexercised           Value of Unexercised
                                   on           Value                Options at                In-the-Money Options
                                Exercise      Realized          Fiscal Year-End (#)            at Fiscal Year-End ($)
---------------------------- ------------- ------------- -------------------------------- ---------------------------------
Name                              (#)           ($)        Exercisable     Unexercisable    Exercisable     Unexercisable
----                         ------------- ------------- ---------------  --------------- --------------   ----------------

William F. Dawson                -0-           -0-             40,000        2,500              $177,500          $469

R. Gerald Gelinas              20,000        83,750            30,000        2,500               109,125           469

Walter B. Jaccard                -0-           -0-             60,000        2,500               224,025           469

Bryan D. Reed                    -0-           -0-              2,500        2,500                 9,094           469

William J. Shaw(1)            244,927     1,086,251           423,768         -0-              1,573,119           -0-

----------

(1) Mr. Shaw is generally not permitted to exercise the options to the extent such exercise would violate the restrictions in Article IX of Thousand Trails' Restated Certificate of Incorporation, which are designed to prevent an "ownership change" for federal tax purposes (see "Stock Option Agreement" above).

STOCK PURCHASE PLAN

In August 1999, Thousand Trails adopted the Thousand Trails, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") to give employees and non-employee directors an opportunity to purchase Common Stock through payroll deductions. Under the terms of the Stock Purchase Plan, participants may defer between 1% and 10% of their annual compensation, which will be used to purchase shares of Common Stock on a semi-annual basis. The purchase price paid by participants is 85% of the closing price of the Common Stock as reported by the American Stock Exchange on the date of purchase. The Company pays the other 15% of the purchase price, plus commissions, and the other costs of administering the Stock Purchase Plan.

LONG TERM INCENTIVE PLANS

         As of June 30, 1999, Thousand Trails had two long-term incentive plans. The first of these, the Employees Savings Trust (the "401(k) Plan"), is a contributory employee savings plan exempt under Section 401(k) of the Code. An eligible employee participating in the 401(k) Plan may contribute up to 15% of his or her annual salary, subject to certain limitations. In addition, Thousand Trails makes discretionary matching contributions as determined annually by the Board of Directors. Thousand Trails made matching contributions totaling $106,000 for the year ended June 30, 1999, and has committed to make matching contributions for the calendar year ended December 31, 1999, in an amount equal to 45% of the voluntary contributions made by each participant, up to 4% of the participant's annual compensation (or a maximum of 1.8% of the participant's annual compensation). Employer contributions are subject to a seven-year vesting schedule.

      In April 1998, Thousand Trails adopted the Non-Qualified Deferred Compensation Plan (the "Non-Qualified Plan") for the purpose of establishing a deferred compensation plan for certain "highly compensated" employees. An eligible employee participating in this plan may contribute up to 10% of his or her annual salary subject to certain limitations. In addition, Thousand Trails makes discretionary matching contributions as determined annually by the Board of Directors. Thousand Trails made matching contributions totaling $7,000 for the year ended June 30, 1999, and has committed to make matching contributions for the calendar year ended December 31, 1999, in an amount equal to 45% of the combined voluntary contributions made by each participant to the Non-Qualified Plan and 401(k) Plan, up to 4% of the participant's annual compensation (or a maximum of 1.8% of the participants annual compensation). Employer contributions are fully vested at the time the contributions are made.

INDEMNIFICATION

         Under its Bylaws, Thousand Trails must indemnify its present and former directors and officers for the damages and expenses that they incur in connection with threatened or pending actions, suits, or proceedings arising because of their status as directors and officers, provided that they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of Thousand Trails (or with respect to any criminal action or proceeding, provided that they had no reasonable cause to believe that their conduct was unlawful). In connection with this indemnification obligation, Thousand Trails has entered into indemnification agreements with its directors and officers.

         Thousand Trails must advance funds to these individuals to enable them to defend any such threatened or pending action, suit, or proceeding. Thousand Trails cannot release such funds, however, until it receives an undertaking by or on behalf of the requesting individual to repay the amount if a court of competent jurisdiction ultimately determines that such individual is not entitled to indemnification.

         In 1991, Thousand Trails contributed $800,000 to trusts that were established to reimburse its directors and officers for any indemnifiable damages and expenses that they might incur and that would advance defense funds to them. In fiscal 1998, these trusts were partially terminated, and a portion of the trust assets was distributed to Thousand Trails. In July 1999, these trusts were terminated and the remaining trust assets were distributed to Thousand Trails.

REPORT OF THE COMPENSATION COMMITTEE

         Thousand Trails' executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee is to review and approve salaries and other compensation of Thousand Trails' principal officers, including the Named Executive Officers.

         Overall Policy. The Compensation Committee's compensation policies are intended to (i) provide incentives for executive officer performance that results in continuing improvements in Thousand Trails' financial results and
(ii) align the interests of executive officers and Thousand Trails' Stockholders by providing for payment of compensation based on increases in the value of the Common Stock. The Compensation Committee is comprised of independent directors, none of whom is or has been an employee of Thousand Trails.

         Executive Officers. The compensation of executive officers (other than Mr. Shaw) for fiscal 1999 consisted of a combination of base salary, discretionary cash bonus award, and stock option grants. The Compensation Committee has delegated to Mr. Shaw the authority to determine the salary and bonus of such officers if the aggregate annual compensation of the officer is less than $175,000. Pursuant to such delegated authority, for fiscal 1999, Mr. Shaw continued the base salaries of Messrs. Dawson, Gelinas, and Jaccard at the level set on January 1, 1998. Mr. Shaw increased Mr. Reed's salary in July 1998 when Mr. Reed was promoted to Chief Accounting Officer.

         Messrs. Jaccard and Reed receive a discretionary cash bonus award based upon achievement of Thousand Trails' overall objectives for the year. Mr. Gelinas receives a discretionary cash bonus award based upon achievement of Thousand Trails' marketing objectives for the year. Mr. Dawson receives a discretionary cash bonus award based upon achievement of Thousand Trails' objectives for RPI for the year. With the exception of Mr. Reed, these individuals received cash bonus awards in fiscal 1999 that were less than the awards received in fiscal 1998, because while certain goals were successfully achieved, Thousand Trails' and RPI's overall operating results declined. Mr. Reed's cash bonus award increased in fiscal 1999 because of his promotion to Chief Accounting Officer.

         In order to provide an incentive to these officers and align their interests with those of the Stockholders, in May 1999, the Compensation Committee approved grants to Messrs. Dawson, Gelinas, Jaccard, and Reed of options to purchase 2,500 shares of Common Stock at an exercise price of $4.25 per share under the 1991 and 1993 Employee Plans. The exercise price of these options equaled the market value of the Common Stock on the date of grant and, therefore, they provide value to the officers only with appreciation in stock prices. These options will vest at the rate of 33 1/3% per year over three years.

         The Compensation Committee may increase the base salaries of these officers during fiscal 2000. In addition, such persons may receive a discretionary cash bonus award in fiscal 2000 based upon the achievement of objectives related to the performance of Thousand Trails, and they may be granted additional stock options at the discretion of the Compensation Committee.

         Compensation of Chief Executive Officer. The compensation of Thousand Trails' Chief Executive Officer for fiscal 1999 consisted of a combination of base salary, cash bonus award, and stock option grants. In fiscal 1999, the Compensation Committee continued Mr. Shaw's base salary at the level set by the Committee on January 1, 1998.

         In fiscal 1998, the Compensation Committee and full Board of Directors approved a performance-based cash bonus award for Mr. Shaw. The amount of the cash bonus award each year is determined as follows: if Thousand Trails' actual net income, as adjusted, for a fiscal year equals or exceeds the net income projected in Thousand Trails' budget, as adjusted, for such fiscal year, Mr. Shaw will receive a cash bonus award equal to 25% of his annual base salary at the end of such fiscal year, plus 7.5% of the amount by which the actual net income, as adjusted, for such fiscal year exceeds the net income projected in the budget, as adjusted, for such fiscal year; provided, however, that the amount of the cash bonus award cannot exceed 100% of Mr. Shaw's annual base salary at the end of such fiscal year. For purposes of computing this bonus, the actual and budgeted net income is adjusted to eliminate the effect of gains on asset sales, nonrecurring income and expenses, reductions in the allowance for doubtful accounts, the net deferral of sales revenue and expense, and income taxes. In addition, the cash bonus award is computed before accrual of the bonus on Thousand Trails' financial records. For fiscal 1999, Mr. Shaw earned a cash bonus award of $127,379 under this formula.

         In order to provide an incentive to Mr. Shaw and align his interests with those of the Stockholders, in May 1999, the Compensation Committee approved the grant to Mr. Shaw of options to purchase 4,200 shares of Common Stock at an exercise price of $4.25 per share under the 1991 and 1993 Employee Plans. The exercise price of these options equaled the market value of the Common Stock on the date of grant and, therefore, they provide value to Mr. Shaw only with appreciation in stock prices. These options were fully vested on the date of grant.

         The Compensation Committee may increase Mr. Shaw's base salary during fiscal 2000. In addition, Mr. Shaw may earn a cash bonus award for fiscal 2000 based on Thousand Trails' performance, which will be computed using the formula described above, and he may be granted additional stock options at the discretion of the Compensation Committee.

Respectfully submitted,

Andrew M. Boas
William P. Kovacs
Donald R. Leopold
H. Sean Mathis
Douglas K. Nelson

                              CERTAIN TRANSACTIONS

REDEMPTION OF PIK NOTES

         In December 1998, Thousand Trails redeemed all $34.8 million principal amount of its 12% Senior Subordinated Pay-In-Kind Notes Due 2003 ("PIK Notes") outstanding and paid $1.7 million of accrued interest thereon. Certain of the PIK Notes were held by significant stockholders of Thousand Trails.

         Mr. Boas, a director of Thousand Trails, and Robert C. Ruocco are general partners of CM Management. CM Management is the general partner of each of CM Strategic and CM Strategic II. Messrs. Boas and Ruocco, CM Management, CM Strategic, and CM Strategic II are each deemed to beneficially own greater than 5% of the Common Stock. See "Security Ownership - Security Ownership of Certain Beneficial Owners." At the time of the redemption, CM Strategic held $6,036,054 in principal amount of PIK Notes and CM Strategic II held $5,553,348 in principal amount of PIK Notes. In addition, Messrs. Boas and Ruocco are executive officers of an investment management company which manages a fund that held $1,261,285 in principal amount of PIK Notes. In addition, Mr. Boas and certain trusts of which he is a co-trustee held $114,773 in principal amount of PIK Notes. In the aggregate, these persons had $12,965,460 in principal amount of PIK Notes redeemed for $12,965,460 in cash, plus accrued interest of $648,273.

         Peter R. Kellogg is the sole shareholder of IAT Reinsurance Syndicate, Ltd. Mr. Kellogg and IAT Reinsurance Syndicate, Ltd. are each deemed to beneficially own greater than 5% of the Common Stock. See "Security Ownership - Security Ownership of Certain Beneficial Owners." At the time of the redemption, IAT Reinsurance Syndicate, Ltd. held $2,117,700 in principal amount of PIK Notes, which were redeemed for $2,117,700 in cash, plus accrued interest of $105,885.

OTHER

         Thousand Trails' certificate of incorporation contains transfer restrictions on the Common Stock that are designed to avoid the limitations on Thousand Trails' use of its net operating loss carryforwards ("NOLs") that would be imposed if it experienced an "ownership change" within the meaning of the applicable federal income tax regulations. Such restrictions give the Board of Directors the authority to approve transfers that would otherwise violate the restrictions.

         In late March 1999, CM Strategic requested Thousand Trails' consent to its proposed acquisition of 768,098 shares of Common Stock, and CM Strategic II requested Thousand Trails' consent to its proposed acquisition of 450,000 shares of Common Stock. The proposed acquisitions, however, did not involve an "ownership change" for federal income tax purposes.

         As a condition to consenting to the proposed acquisitions, Thousand Trails required CM Strategic, CM Strategic II, and their affiliates (collectively, the "Major Stockholders") to enter into a Stockholder Agreement, dated April 5, 1999, with Thousand Trails (the "Stockholder Agreement"). The Stockholder Agreement limits the ability of the Major Stockholders to enter into any Extraordinary Transaction (as defined below) with Thousand Trails by requiring the prior approval of either (a) the Board of Directors (including a majority of Disinterested Directors (as defined below)) or (b) the other Stockholders. In any Stockholder vote under clause (b) above, the Major Stockholders have agreed to vote or cause to be voted their shares of Common Stock in the same proportion as the votes cast by or on behalf of the other Stockholders on such Extraordinary Transaction. The Stockholder Agreement also requires the Major Stockholders (a) to be represented in person or by proxy at all Stockholder meetings considering Extraordinary Transactions and (b) to require any of their transferees, who as a result of a transfer of shares by the Major Stockholders, acquires a majority of the voting securities of Thousand Trails, to be bound by the provisions of the Stockholder Agreement.

           For purposes of the foregoing summary of the Stockholder Agreement, the following terms have the following meanings:

         "Disinterested Director" means a director who is not one of the Major Stockholders and who does not have a Material Relationship (as defined) with any of the Major Stockholders.

         "Extraordinary Transaction" means (1) any "Rule 13e-3 transaction" as defined by Rule 13e-3 under the Securities Exchange Act of 1934 and in effect on April 5, 1999, or (2) the adoption of any plan or proposal for the liquidation or dissolution of Thousand Trails, or any spin-off or split-up of any kind involving Thousand Trails, in any case (whether pursuant to clause 1 or 2) that was proposed by or on behalf of the Major Stockholders.

         Thousand Trails has an ongoing arrangement with Mr. Shaw under which it pays all of the expenses Mr. Shaw incurs in operating and maintaining a private airplane that he uses for business travel on behalf of Thousand Trails. During the fiscal year ended June 30, 1999, Thousand Trails paid $97,000 of such expenses.

                                PERFORMANCE GRAPH

         The following Performance Graph compares Thousand Trails' cumulative total Stockholder return on the Common Stock for the period from June 30, 1994 to June 30, 1999 with the cumulative total return of the AMEX market index, the NASDAQ market index, and a peer group of companies selected by Thousand Trails for purposes of the comparison and described more fully below (the "Peer Group"). The Common Stock has been publicly traded on the American Stock Exchange since December 4, 1998. Prior thereto, the Common Stock was publicly traded in the over-the-counter market. Both the AMEX market index and NASDAQ market index are shown for the five year measurement period for comparison purposes.

      The Performance Graph assumes that $100 was invested on July 1, 1994 in each of the Common Stock, the AMEX market index, the NASDAQ market index, and the Peer Group. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

                                                         Fiscal year ending June 30,
                               ----------------------------------------------------------------------------------
                                 1994           1995            1996           1997           1998         1999
                                 ----           ----            ----           ----           ----         ----


Thousand Trails, Inc            100.00          28.57           32.14         121.43         210.71        253.71
Broad Market                    100.00         136.09          161.16         181.97         227.45        204.71
AMEX Market Index               100.00         120.33          137.78         146.53         169.41        166.65
NASDAQ Market Index             100.00         117.28          147.64         177.85         235.75        330.37

         Peer Group. The Peer Group selected by Thousand Trails for the above Performance Graph is based on SIC Code 799 - Miscellaneous Amusement & Recreation Services - that is presently comprised of the following companies:
Alliance Gaming Corporation, American Bingo & Gaming Corporation, American Coin Merchandising, American Skiing Co., American Wagering, Inc., Anchor Gaming, Inc., Argosy Gaming Company, Aztar Corporation, Bally Total Fitness Holding Corporation, Boyd Gaming Corporation, Cedar Fair, LP, Century Casinos, Inc., Crown Group, Inc., Dover Downs Entertainment, Inc., Family Golf Centers, Inc., Gametech International, Inc., Imax Corporation, Inland Entertainment Corporation, Interlott Tech., Inc., Isle of Capris Casinos, Jackpot Enterprises, Inc., JCC Holding Company, Lady Luck Gaming Corporation, Lakes Gaming, Inc., Latin American Casinos, Malibu Entertainment Worldwide, Inc., Mandalay Resort Group, MGM Grand, Inc., Mirage Resorts, Inc., MTR Gaming Group, Inc., Multimedia Games, Inc., Players International, Inc., Premier Parks, Inc., Quintel Communications, Inc., Sands Regent, Inc., Sports Club Company, Inc., TBA Entertainment Corporation, Ticketmaster Online, Vail Resorts, Inc., Visual Edge Systems, Inc., The Walt Disney Company, and Youbet.Com, Inc. During the year ended June 30, 1999, the following companies were added to the Peer Group: JCC Holding Company, Lakes Gaming, Inc., Latin American Casinos, Mandalay Resort Group, MTR Gaming Group, Inc., TBA Entertainment Corporation, Ticketmaster Online and Youbet.Com, Inc. During the year ended June 30, 1999, the following companies were deleted from the Peer Group: Circus Circus Enterprises, Inc., Divot Golf Corporation, Golden Bear Golf, Inc., Grand Casinos, Inc. Interactive Entertainment, Inc., Millennium Sports Management, N-Vision, Inc., Netlive Communications, Inc., President Casinos, Inc., Renaissance Entertainment Corporation, Rio Hotel and Casino, Santa Fe Gamin Corporation, Senior Tour Players Development, Inc., and Skyline Multimedia Entertainment, Inc. The companies in the Peer Group provide a broad range of amusement and recreation services in several industries.

                                   PROPOSAL II


                      APPROVAL OF THE THOUSAND TRAILS, INC.
              1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

                             (ITEM 2 ON PROXY CARD)

         The Board of Directors is submitting the Thousand Trails, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (the "1999 Stock Option Plan") to the Stockholders for approval. A copy of this plan is attached as Appendix A to this proxy statement. The 1999 Stock Option Plan will provide for (i) awards of the right to purchase shares of Common Stock ("Stock Awards"), or (ii) awards of options to acquire shares of Common Stock ("Options"), which may be either incentive stock options ("ISOs") that qualify under Section 422 of the Code or non-qualified stock options ("Non-qualified Options") which do not have any tax benefits and have few restrictions. It is anticipated that the majority of awards available under the 1999 Stock Option Plan will be made to senior management and non-employee directors of Thousand Trails.

         The following description of the 1999 Stock Option Plan is qualified in its entirety by and subject to the terms and conditions of the 1999 Stock Option Plan as set forth in Appendix A to this proxy statement.

PURPOSE

         The purpose of the 1999 Stock Option Plan is to enable Thousand Trails and its subsidiaries to attract, retain, and motivate their officers, employees, and non-employee directors (collectively, the "Participants"), and to align the Participants' interests with those of Thousand Trails and its Stockholders through increased stock ownership.

ELIGIBILITY

         Officers and employees of Thousand Trails and members of the Board of Directors who are not officers or employees of Thousand Trails will be eligible to be considered for awards under the 1999 Stock Option Plan. The Compensation Committee or, in certain circumstances, the full Board of Directors will have general discretion to determine which eligible Participants are to receive awards. Any award granted under the 1999 Stock Option Plan will be evidenced by an award agreement subject to all applicable provisions of the 1999 Stock Option Plan.

SHARES AVAILABLE FOR GRANT

         The maximum aggregate number of shares of Common Stock that may be issued pursuant to awards made under the 1999 Stock Option Plan will be 140,000 shares, subject to increases and adjustments for stock dividends, stock splits, and other events provided in the 1999 Stock Option Plan.

ADMINISTRATION

         The Compensation Committee will construe and interpret the 1999 Stock Option Plan and oversee its administration. Members of the Compensation Committee are members of the Board of Directors and there will be at least as many members as required by Rule 16b-3 under the Securities Exchange Act of 1934. Consistent with the terms of the 1999 Stock Option Plan, the Compensation Committee or, in certain circumstances, the full Board of Directors will have full and final authority to select the Participants to whom awards will be made, to grant such awards, and to determine the number of shares underlying such awards, the price at which the awards may be exercised, and the other terms and conditions of the awards. In addition, the Compensation Committee will have the authority to accelerate vesting and consider conditions and restrictions on awards automatically satisfied in the event of a change in control of Thousand Trails. The 1999 Stock Option Plan provides that Thousand Trails will indemnify the members of the Compensation Committee from certain liabilities arising with respect to the 1999 Stock Option Plan or the Compensation Committee's administration thereof.

PLAN DURATION

         The Compensation Committee or, in certain circumstances, the full Board of Directors may grant awards under the 1999 Stock Option Plan until September 27, 2009. The termination of the 1999 Stock Option Plan, however, will not alter or impair any rights or obligations under any award previously granted under the plan.

IMPORTANT TERMS AND CONDITIONS OF THE 1999 STOCK OPTION PLAN

         Awards made under the 1999 Stock Option Plan are subject to the following terms and conditions:

         Exercise Price. The price to be paid for shares of Common Stock upon exercise of an Option or Stock Award will be determined by the Compensation Committee or, in certain circumstances, by the full Board of Directors and may be equal to, more than, or less than the fair market value of such shares on the grant date (but in no event less than the par value of such shares). However, the exercise price of ISOs may not be less than 100% of the fair market value of the shares of Common Stock subject to the ISOs on the date the ISOs are granted. In addition, ISOs granted to a Participant owning more than 10% of the outstanding shares of Common Stock may not be less than 110% of the fair market value of the shares of Common Stock subject to the ISOs on the date the ISOs are granted. Fair market value per share of Common Stock as of any day is defined as the closing price of sales of shares of Common Stock on the American Stock Exchange or, if there have been no sales on any such day, the average of the highest bid and lowest asked prices on the American Stock Exchange at the end of such day.

         Limitation on Incentive Stock Options. The aggregate fair market value (determined at the time the Option is granted) of shares with respect to which ISOs are exercisable for the first time during any calendar year may not exceed $100,000. If this limit is exceeded, the excess Options will be treated as Non-qualified Options.

         Method of Exercise. An award may be exercised in whole or in part at such times and on such terms as are prescribed by the Compensation Committee in the Participant's award agreement. The exercise price may be paid by delivery to Thousand Trails of cash or, if approved by the Compensation Committee and not prohibited by any agreement to which Thousand Trails is a party, previously acquired shares of Common Stock, or other property acceptable to the Compensation Committee. If employees of Thousand Trails exercise Non-Qualified Options or Stock Awards, they must pay or make arrangements to pay withholding tax requirements applicable to the exercise of the Non-Qualified Options or Stock Awards or the disposition of Common Stock acquired by the exercise thereof.

         Exercise Period. Options and Stock Awards will become exercisable on the date of grant unless otherwise specified in the Participant's award agreement prescribed by the Compensation Committee. No ISO may have a term for exercise that is longer than ten years from the date of grant. In addition, any ISO granted to a Participant owning more than 10% of the outstanding shares of Common Stock must terminate not later than five years from the date of grant. Upon termination of a Participant's employment with Thousand Trails and its subsidiaries, unless otherwise specified by the Compensation Committee (in a Participant's award agreement or otherwise), and except as otherwise specified in a properly authorized employment agreement between the Participant and Thousand Trails, a Participant will generally have 90 days after termination of employment to exercise awards that had become exercisable by the date of termination of employment.

         Transferability of Awards. Any award made under the 1999 Stock Option Plan is transferable only by will or by the laws of descent and distribution and may be exercised only by the Participant to whom it was made, unless he or she is deceased.

AMENDMENTS

         The Board of Directors may amend or terminate the 1999 Stock Option Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails' securities requires stockholder approval, and (iii) the Stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

ADJUSTMENTS

         If the shares of Common Stock are changed into or exchanged for a different number or kind of securities of Thousand Trails or another corporation through reorganization, merger, consolidation, or similar transaction, or increased because of any dividends paid in Common Stock, the Board of Directors will make appropriate and proportionate adjustments in (i) the number of shares of Common Stock (and the exercise price per share) subject to any unexercised Options that the Participants may possess, (ii) the number of shares of Common Stock to be acquired pursuant to any Stock Award that has not yet vested, and
(iii) the maximum number of shares of Common Stock that Thousand Trails may issue under the 1999 Stock Option Plan.

FEDERAL INCOME TAX CONSIDERATIONS.

         Thousand Trails believes that under present law, the following are the U.S. federal income tax consequences generally applicable to awards made under the 1999 Stock Option Plan.

ISOs. A Participant who is granted an ISO recognizes no ordinary income upon grant or exercise of the ISO. However, the amount by which the fair market value of the shares of Common Stock covered thereby exceeds the exercise price on the date of exercise is an item includable in the Participant's alternative minimum taxable income. If a Participant holds the shares acquired upon exercise of the ISO for at least two years from the date of grant of the ISO and at least one year following the exercise (the "Statutory Holding Periods"), the Participant's gain, if any, upon a subsequent disposition of such shares, is taxed as long-term capital gain. If a Participant disposes of the shares acquired pursuant to the exercise of an ISO before satisfying the Statutory Holding Periods (a "Disqualifying Disposition"), the Participant will no longer be entitled to favorable tax treatment under the ISO rules. The amount of compensation income resulting from a Disqualifying Disposition generally equals the excess of (i) the lesser of the amount realized on the disposition or the fair market value of the shares on the exercise date over (ii) the exercise price. The balance of the gain realized on such a disposition, if any, is a long-term or a short-term capital gain depending on the length of time the shares are held following the exercise of the ISO.

         Special rules apply for determining a Participant's tax basis in and holding period for shares acquired on the exercise of an ISO if the Participant pays the exercise price of the ISO in whole or in part with previously-owned shares of Common Stock.

         Thousand Trails is not entitled to any deduction with respect to the grant or exercise of an ISO or the subsequent disposition by the Participant of the shares acquired if the Participant satisfies the Statutory Holding Periods. If these holding periods are not satisfied, Thousand Trails is entitled to a deduction in the year the Participant makes a Disqualifying Disposition of the stock in an amount equal to the Participant's compensation income.

         Non-Qualified Stock Options. A Participant who is granted a Non-qualified Option recognizes no income upon the grant of the Non-qualified Option. At the time of exercise, however, the Participant recognizes compensation income equal to the difference between the exercise price and the fair market value of the shares of Common Stock received on the date of exercise. Thousand Trails is entitled to an income tax deduction corresponding to the compensation income recognized by the Participant.

         When a Participant disposes of shares of Common Stock received upon the exercise of a Non-qualified Option, the Participant will recognize capital gain or loss equal to the difference between the sales proceeds received and the Participant's basis in the shares sold (exercise price paid plus taxable income previously recognized). The holding period for determining long-term or short-term gain or loss begins to run upon exercise of the option. Thousand Trails will not receive a deduction for any capital gain recognized by the Participant.

         Stock Awards. A Participant who is granted Stock Awards may file an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of

Common Stock granted will be taxed as capital gain (or loss) on a subsequent sale of the shares. However, if the Participant does not make a Section 83(b) election, the grant will be taxed as compensation income at its fair market value on the date that the restrictions imposed on the shares expire. Any compensation income a Participant recognizes from a grant of a Stock Award is subject to income and employment tax withholding. Thousand Trails is generally entitled to an income tax deduction for any amounts which are taxed as compensation income to the Participant.

         Deduction Limitations. If the individual agreements governing specific awards provide for accelerated vesting, lapse of restrictions, deemed satisfaction of performance goals, or payment of an award in connection with a change in control of Thousand Trails, then certain amounts with respect to such an award may constitute an "excess parachute payment" under the golden parachute provisions of the Code. Pursuant to Section 4999 of the Code, a Participant will be subject to a nondeductible 20 percent excise tax on any "excess parachute payment", and pursuant to Section 280G of the Code, Thousand Trails would be denied any deduction with respect to such excess parachute payment.

STOCKHOLDER APPROVAL

         The affirmative vote of holders of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve the 1999 Stock Option Plan. Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted for the approval of the 1999 Stock Option Plan.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE THOUSAND TRAILS, INC. 1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN.

                                  PROPOSAL III


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             (ITEM 3 ON PROXY CARD)

         The Audit Committee and the Board of Directors have selected Arthur Andersen LLP as Thousand Trails' independent certified public accountants for the fiscal year ending June 30, 2000, subject to the Stockholders ratifying such selection at the Annual Meeting. Arthur Andersen LLP has audited the accounts of Thousand Trails each year since the fiscal period ended June 30, 1992. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and may make a statement if they desire. These representatives will also be available to respond to appropriate questions from the Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN AS THOUSAND TRAILS' INDEPENDENT AUDITORS.

         Audit services of Arthur Andersen for fiscal 1999 included the examination of the consolidated financial statements of Thousand Trails and its subsidiaries and services related to filings with the SEC. The Audit Committee meets with Arthur Andersen LLP on an annual basis at which time the Audit Committee reviews audit and nonaudit services performed by Arthur Andersen LLP for the preceding year as well as the fees charged by Arthur Andersen LLP for such services. Nonaudit services are approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditor's independence.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Under Section 16(a) of the Exchange Act and the regulations thereunder, Thousand Trails' directors, executive officers, and beneficial owners of more than 10% of the shares of Common Stock are required to file with the SEC initial reports of Common Stock ownership and reports of changes in ownership therein. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to send Thousand Trails copies of all Section 16(a) reports they file. Based solely upon its review of the copies of these reports and on written representations from such reporting persons, Thousand Trails believes that during fiscal 1999 such persons filed all required ownership reports and reported all transactions on a timely basis, except as follows: (a) CM Strategic and its affiliates, CM Management and Messrs. Boas and Ruocco, had three late filings regarding two purchases of Common Stock by CM Strategic and one sale of Common Stock by CM Strategic; and (b) CM Strategic II and its affiliates, CM Management and Messrs. Boas and Ruocco, had one late filing regarding one purchase of Common Stock by CM Strategic II. In addition, SC Fundamental Value Fund, Ltd. ("SC Fundamental") had two late filings regarding sales of Common Stock and its affiliates, Peter M. Collery and Gary N. Siegler, had one late filing regarding one sale of Common Stock by SC Fundamental that reduced SC Fundamental's holdings below 10% of the outstanding Common Stock.


                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

         Thousand Trails' 2000 Annual Meeting of Stockholders is scheduled to be held on November 16, 2000. To be considered for inclusion in the proxy statement for that meeting, Stockholder proposals must be received at Thousand Trails' principal executive offices no later than June 12, 2000. Notice of business proposed to be brought before the annual meeting must be given to Thousand Trails' Secretary in writing in the form provided in the Bylaws of Thousand Trails not less than 60 or more than 90 days prior to the date of such annual meeting, but if less than 60 days notice of the date of such annual meeting is given to the Stockholders, notice of proposed business must be given not later than the tenth day following the day on which the notice of the date of the annual meeting is mailed.


                           INCORPORATION BY REFERENCE

         The material under the headings "Report of the Compensation Committee" and "Performance Graph" in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Thousand Trails specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                    FORM 10-K

         Thousand Trails is sending to each Stockholder a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 1999, which Thousand Trails has filed with the SEC. UPON REQUEST TO WALTER B. JACCARD, THOUSAND TRAILS' SECRETARY, AT 2711 LBJ FREEWAY, SUITE 200, DALLAS, TX 75234, THOUSAND TRAILS WILL SEND WITHOUT CHARGE TO ANY STOCKHOLDER AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K, WHICH INCLUDES THOUSAND TRAILS' FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. Exhibits to the Form 10-K will be provided, if requested, upon payment of the reasonable costs of copying.


                                       By Order of the Board of Directors

                                       /s/ WALTER B. JACCARD


                                       WALTER B. JACCARD
                                       Corporate Secretary



Dallas, Texas
October 8, 1999

                                   APPENDIX A


                              THOUSAND TRAILS, INC.
              1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


         Section 1. Purpose. The purpose of the Thousand Trails, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of Thousand Trails, Inc., a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees and non-employee directors of the Company or any Subsidiary thereof to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and non-employee directors and to encourage such employees and non-employee directors to devote their best efforts to the business and financial success of the Company. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

         Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         2.1 "Award" shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

         2.2 "Board of Directors" shall mean the Board of Directors of the Company.

         2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.4 "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

         2.5 "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

         2.6 "Employee" shall mean any person who, at the time of the grant of an Award or Options, is: (i) a regular full-time common law employee of the Company or any Subsidiary of the Company or (ii) a non-employee member of the Board of Directors of the Company.

         2.7 "ISOs" shall mean Options granted to a Participant pursuant to the Plan that constitute and shall be treated as "incentive stock options" as defined in Section 422(b) of the Code.

         2.8 "Non-Qualified Options" shall mean Options granted to a Participant pursuant to the Plan that are intended to be, and qualify as, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute nor be treated as ISOs.

         2.9 "Options" shall mean any ISOs or Non-Qualified Options granted to an Employee pursuant to the Plan.

         2.10 "Participant" shall mean any Employee to whom an Award and/or Option is granted under the Plan.

         2.11 "Parent of the Company" shall have the meaning set forth in
Section 424(e) of the Code.

         2.12 "Subsidiary of the Company" shall have the meaning set forth in
Section 424(f) of the Code.

         Section 3. Eligibility. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted Non-Qualified Options, ISOs or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

         Section 4. Common Stock Subject to the Plan.

         4.1 Number of Shares. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan (as well as the total number of ISOs that may be granted hereunder) shall not exceed in the aggregate 140,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

         4.2 Reissuance. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Options expire or are terminated for any reason, the shares allocable to the unexercised Options may again be subject to Awards and/or Options granted under the Plan. If any shares of Common Stock acquired pursuant to an Award shall have been repurchased by the Company, such shares shall again become available for issuance pursuant to the Plan.

         4.3 Special ISO Limitations

         (a) ISOs may only be granted to Employees who are regular full-time common law employees of the Company or a Subsidiary of the Company.

         (b) To the extent that the aggregate fair market value (determined as of the date ISOs are granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, then the excess thereof shall be treated as Non-Qualified Options and not as ISOs. This rule shall be applied by taking Options into account in the order in which they were granted.

         (c) No ISOs shall be granted to an Employee who, at the time the ISOs are granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the exercise price is at lease 110% of the fair market value (determined as of the time the ISOs are granted) of the shares of Common Stock subject to the ISOs and the ISOs by their terms are not exercisable more than five years from the date they are granted.

         4.4 Limitations Not Applicable to Non-Qualified Options or Awards. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a), (b) and (c) shall not apply, nor shall be construed to apply, to any Non-Qualified Options or Awards granted under the Plan.

         Section 5. Administration of the Plan

         5.1 Administration. The Plan shall be administered by the Board of Directors or by a committee (the "Committee") of the Board of Directors composed solely of two or more "non-employee directors" as defined under Rule 16b-3 promulgated by the Securities and Exchange Commission. The Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. When the Board of Directors is administering the Plan, references herein to "the Committee" shall refer to the Board of Directors.

         5.2 Grant of Options/Awards.

         (a) Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Options to be granted hereunder are to be ISOs or Non-Qualified Options; (iii) subject to Sections 3 and 4.1 above, to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of Options (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise Options); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of Options; (vii) to determine the circumstances under which shares may be subject to repurchase by the Company;
(viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of Options may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of Options may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for Options relating to the time when (or the circumstances under which) the Options may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs may only be "accelerated" within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Options not inconsistent with the provisions of the Plan.

         (b) Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which Awards are to become vested and/or no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan. Notwithstanding anything in the Plan to the contrary, in no event shall any Award granted to any director or officer of the Company who is subject to
Section 16 of the Securities and Exchange Act of 1934, as amended, be sold prior to the date that is six months after the date such Award is granted to such director or officer unless and to the extent expressly set forth in the written award agreement specifying the terms and conditions thereof.

         5.3 Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

         5.4 Finality. The interpretation and construction by the Committee of any provisions of the Plan, any Options and/or Awards granted hereunder or any agreement evidencing any such Options and/or Award shall be final and conclusive upon all parties.

         5.5 Voting. Members of the Committee may vote on any matter affecting the administration of the Plan or the granting of Options and/or Awards under the Plan.

         5.6 Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

         5.7 Indemnification. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Options or Awards granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law.

         Section 6. Terms and Conditions of Options.

         6.1 ISOs. The terms and conditions of any ISOs granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of any ISOs shall be such that any ISOs issued hereunder shall constitute and shall be treated as "incentive stock options" as defined in Section 422(b) of the Code. The terms and conditions of any ISOs granted hereunder need not be identical to those of any other ISOs granted hereunder.

         The terms and conditions of any ISOs shall include the following:

         (a) The exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(c) hereof) of the fair market value of the shares of Common Stock subject to the ISOs on the date the ISOs are granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the National Association of Securities Dealers Automated Quotation System (the "NASDAQ System") as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ System, the average of the highest bid and the lowest asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value of the shares of Common Stock subject to the Options on the date the ISOs are granted shall be the fair market value thereof determined in good faith by the Board of Directors. The fair market value of Shares of Common Stock subject to ISOs shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, the ISOs shall be exercisable only by the Participant.

         (c) Any ISOs must be granted within ten (10) years from the date the Plan is adopted, or, if earlier, the date the Plan is approved by the stockholders of the Company. The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which the ISOs shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISOs are granted (or, in the case of ISOs granted to an Employee referred to in Section 4.3(c) hereof, such term shall in no event exceed five years from the date on which the ISOs are granted). ISOs shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

         (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of ISOs granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

         (e) In the sole discretion of the Committee the terms and conditions of any ISOs may (but need not) include any of the following provisions:

         (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), any unexercised ISOs held by such Participant at that time may only be exercised within three (3) months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISOs as of the date on which he ceased to be so employed.

         (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), any unexercised ISOs held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISOs as of the date on which he ceased to be so employed.

         (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of three (3) months after ceasing to be an Employee for any reason other than his "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), any unexercised ISOs held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISOs at the time of his death. In such event, such ISOs may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISOs directly from the Participant by bequest or inheritance.

         6.2 Non-Qualified Options. The terms and conditions of any Non-Qualified Options granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of any Non-Qualified Options will be such (and each Non-Qualified Option Agreement shall expressly so state) that any Non-Qualified Options issued hereunder shall not constitute nor be treated as "incentive stock options" as defined in Section 422(b) of the Code but will be "non-qualified stock options" for Federal, state or local income tax purposes. The terms and conditions of any Non-Qualified Options granted hereunder need not be identical to those of any other Non-Qualified Options granted hereunder.

         The terms and conditions of each Non-Qualified Option Agreement shall include the following:

         (a) The exercise price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Options on the date such Non-Qualified Options are granted, provided, however, that the exercise price shall not be less than the par value of such shares of Common Stock.

         (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Options shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Options are granted. Non-Qualified Options shall be exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Non-Qualified Options), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

         (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime Non-Qualified Options shall be exercisable only by the Participant.

         (d) To the extent that the Company is required to withhold Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of any Non-Qualified Options granted hereunder or in respect of any shares of Common Stock acquired upon exercise of Non-Qualified Options, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

         Section 7. Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provision of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

         The terms and conditions of each Award shall include the following:

         (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Board of Directors (or the Committee) and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

         (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

         (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such stock and such other matters as the Committee may determine.

         (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

         Section 8. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or increased because of any dividends paid in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to any unexercised Options (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs, (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Sections 3 and 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

         Section 9. Effect of the Plan on Employment Relations. Neither the Plan nor any Options and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

         Section 10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, (a) no such amendment shall deprive any Participant of any Options and/or Award theretofore granted under the Plan, without the consent of such Participant, or of any of his or her rights thereunder or with respect thereto; and (b) without the approval of the holders of a majority of the stock of the Company present, or represented, and entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder; (ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs;
(iii) to change the class of Employees eligible to receive ISOs under the Plan; or (iv) to make any other change requiring shareholder approval under any applicable rule, regulation, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed (or any listing agreement with any such securities exchange or securities association).

         Section 11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan theretofore has been terminated by the Board of Directors, the Plan shall terminate on September 27, 2009. No Options and/or Award may be granted hereunder after termination of the Plan. The termination of the Plan shall not alter or impair any rights or obligations under any Options and/or Award theretofore granted under the Plan.

         Section 12. Effective Date of the Plan. The Plan shall be effective as of September 28, 1999, the date on which the Plan was adopted by the Board of Directors of the Company; provided, however, that the Plan shall be null and void ab initio unless approved by the affirmative vote of the holders of a majority of the stock of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company held within twelve (12) months before or after the date of such adoption.

         Section 13. Legal Restrictions. Nothing herein, in any agreement entered into hereunder, or in any Options or Award granted hereunder, shall require the Company to sell or issue any Common Stock or other securities pursuant to any Options or Award if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statues, or any other applicable federal or state statute, rule, or regulation, as then in effect. At the time of any grant or exercise of any Options or Award, or sale or issuance of Common Stock or other securities pursuant thereto, the Company may, as a condition precedent to the sale or issuance of Common Stock or other securities pursuant thereto, require from the holder of the Options or Award (or in the event of his death, his legal representatives, legatees, or distributees) such written representations, if any, concerning his (or the transferee's) intentions with regard to the retention or disposition of the Common Stock or other securities being acquired pursuant to such Options or Award, and such written covenants and agreements, if any, as to the manner of disposal of such Common Stock or other securities as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable federal or state statute, rule, or regulation, as then in effect. Certificates for Common Stock or other securities, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

         Section 14. Governing Law. All questions arising with respect to the provisions of the Plan or any agreement entered into hereunder or any Options or Award shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.


                                 Dated as of September 28, 1999.



                                 /s/ Walter B. Jaccard
                                -----------------------------------------------
                                 Walter B. Jaccard, Corporate Secretary

                                   APPENDIX B
                                      PROXY

                              THOUSAND TRAILS, INC.
                           2711 LBJ FREEWAY, SUITE 200
                               DALLAS, TEXAS 75234
                          TELEPHONE NO. (972) 243-2228

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William J. Shaw and Walter B. Jaccard, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated below, all the shares of the common stock of Thousand Trails, Inc. ("Thousand Trails"), held of record by the undersigned on October 1, 1999, at the annual meeting of stockholders to be held on November 18, 1999, and any adjournment thereof.

     The board of directors of Thousand Trails (the "Board of Directors") recommends a vote "FOR" the following proposals.

1.    ELECTION OF DIRECTORS            [ ] FOR all nominees listed below          [ ]  WITHHOLD AUTHORITY to
                                           (except marked to the contrary              vote for all nominees
                                           below)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Nominees:

     ANDREW M. BOAS o WILLIAM P. KOVACS o DONALD R. LEOPOLD o H. SEAN MATHIS o DOUGLAS K. NELSON o WILLIAM J. SHAW

2. APPROVAL OF THOUSAND TRAILS' 1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

[ ]  FOR approval of the                 [ ] AGAINST approval of the           [ ] ABSTAIN from voting for
     1999 Stock Option Plan                  1999 Stock Option Plan                approval of the 1999 Stock
                                                                                   Option Plan

3.   RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

[ ]  FOR ratification of the nominee      [ ] AGAINST ratification of the      [ ] ABSTAIN from voting for
     listed below                             nominee listed below                 ratification of the nominee listed
                                                                                   below

     Nominee:

     ARTHUR ANDERSEN LLP

4. In their discretion, the Proxyholders are authorized to (a) vote upon such other matters presented at the meeting that the Board of Directors did not know would be presented a reasonable time before this solicitation, (b) vote to approve the minutes of the last annual meeting of stockholders (which approval will not amount to ratification of the action taken at that meeting), (c) vote for the election of such substitute nominees for director as the Board of Directors may propose if any of the nominees listed above are unavailable to stand for election as a result of unforeseen circumstances, and (d) vote upon matters incident to the conduct of the meeting.

     THE PROXYHOLDERS WILL VOTE THE UNDERSIGNED'S SHARES OF COMMON STOCK IN THE MANNER DIRECTED HEREIN. IF THE UNDERSIGNED DOES NOT GIVE ANY DIRECTIONS HEREIN, THE PROXYHOLDERS WILL VOTE SUCH SHARES FOR PROPOSALS 1, 2 AND 3.

                                   APPENDIX B

     Please sign and date below. When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, an authorized officer should sign in the name of the corporation. If a partnership, a general partner should sign in the name of the partnership.

                                 DATED:                                 , 1999
                                        --------------------------------


                                 ----------------------------------------------
                                                  Signature


                                 ----------------------------------------------
                                           Signature if held jointly

                                 PLEASE MARK, SIGN, DATE, AND RETURN THIS
                                 PROXY PROMPTLY USING THE ENCLOSED
                                 ENVELOPE.